UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 17, 2016
SANTANDER CONSUMER USA HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Delaware ___________________________________________________________	001-36270 ___________________________________________________________	32-0414408 ___________________________________________________________
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas ___________________________________________________________	75201 ___________________________________________________________
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (214) 634-1110
n/a

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment to the Board of Directors of Mark Hurley
On April 17, 2016, the Board of Directors (the "Board") of Santander Consumer USA Holdings Inc. (the "Company") appointed Mark Hurley as a director.  Mr. Hurley's term will expire at the 2016 annual meeting of stockholders, and Mr. Hurley will hold office for the remainder of his term until his successor is elected and qualified (the "Partial Term").
Mr. Hurley co-founded Fiduciary Network in 2006 and serves as its Chairman and Chief Executive Officer. It is a specialty finance business focused on wealth management companies.  From 1997 until 2004, Mr. Hurley served as Chairman and Chief Executive Officer of Undiscovered Managers, a mutual fund company that he founded. Undiscovered Managers was sold to JPMorgan in 2004.  Mr. Hurley previously was a Managing Director at Merrill Lynch, a Vice President at Goldman Sachs and served as the Director of Resolutions at the Office of Thrift Supervision, United States Treasury Department.  Mr. Hurley currently serves on the University of North Texas Foundation.  He holds a bachelor's degree in engineering and history from the United States Military Academy and a master's degree in business administration from the Stanford Graduate School of Business.  Mr. Hurley also was a Captain in the United States Army Field Artillery, serving for five years.
The Board has determined that Mr. Hurley is independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable New York Stock Exchange listing standards.  There is no agreement or understanding between Mr. Hurley and any other person pursuant to which he was elected to the Board.  Mr. Hurley is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his services as a director, Mr. Hurley will participate in the Company's director compensation policy, which provides for the following compensation for the independent members of our Board: (i) an annual cash retainer of $100,000 (paid quarterly in arrears); (ii) an annual grant of restricted stock or restricted stock units with a grant date fair market value equal to $50,000, vesting on the earlier of the first anniversary of the grant date or the first annual stockholders' meeting following the grant date (with the grant date occurring at or around the start of the applicable term of service); (iii) $70,000 in cash annually if the director serves as chair of any committee of the Board (paid quarterly in arrears); $20,000 in cash annually if the director serves as a non-chair member of any committee of the Board (paid quarterly in arrears); and $600,000 in cash annually if the director also serves as the Chair of the Board (paid quarterly in arrears). Any compensation paid to Mr. Hurley for the Partial Term will be pro-rated accordingly.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 21, 2016	SANTANDER CONSUMER USA HOLDINGS INC. By: /s/ Christopher Pfirrman Name: Christopher Pfirrman Title: Senior Chief Legal Officer